EXHIBIT 99.1
FOR IMMEDIATE RELEASE
NMI Holdings, Inc. Reports First Quarter 2021 Financial Results
EMERYVILLE, Calif., May 4, 2021 -- NMI Holdings, Inc. (Nasdaq: NMIH) today reported net income of $52.9 million, or $0.61 per diluted share, for the first quarter ended March 31, 2021, which compares to $48.3 million, or $0.56 per diluted share, in the fourth quarter ended December 31, 2020 and $58.3 million, or $0.74 per diluted share, in the first quarter ended March 31, 2020. Adjusted net income for the quarter was $53.4 million, or $0.62 per diluted share, which compares to $50.8 million, or $0.59 per diluted share, in the fourth quarter ended December 31, 2020 and $52.7 million, or $0.75 per diluted share, in the first quarter ended March 31, 2020. The non-GAAP financial measures adjusted net income, adjusted diluted earnings per share and adjusted return on equity are presented in this release to enhance the comparability of financial results between periods. See "Use of Non-GAAP Financial Measures" and our reconciliation of such measures to their most comparable GAAP measures, below.

Claudia Merkle, CEO of National MI, said, “We achieved record NIW volume, significant growth in our insured portfolio and strong financial performance in the first quarter. We helped more borrowers than ever before gain access to housing and continued to differentiate with our lender customers. Our credit performance remained favorable and we are increasingly optimistic as the stress of the COVID pandemic has begun to recede, the outlook for the economy has improved sharply and the housing market continues to strengthen.”

Selected first quarter 2021 highlights include:

•New insurance written was $26.4 billion, up 33% compared to $19.8 billion in the fourth quarter and 134% compared to $11.3 billion in the first quarter of 2020

•Primary insurance-in-force at quarter end was $123.8 billion, up 11% from $111.3 billion at the end of the fourth quarter and 26% compared to the first quarter of 2020

•Net premiums earned were $105.9 million, up 5% compared to $100.7 million in the fourth quarter and 7% compared to $98.7 million in the first quarter of 2020

•Underwriting and operating expenses were $34.1 million, including $378 thousand of capital market transaction costs, compared to $35.0 million in the fourth quarter and $32.3 million in the first quarter of 2020

•Insurance claims and claim expenses were $5.0 million, compared to $3.5 million in the fourth quarter and $5.7 million in the first quarter of 2020

•At quarter-end, cash and investments were $1.9 billion and shareholders’ equity was $1.4 billion, equal to $16.13 per share

•Annualized return on equity for the quarter was 15.4% and annualized adjusted return on equity was 15.5%

•At quarter-end, the company reported total PMIERs available assets of $1.8 billion and net risk-based required assets of $1.3 billion

Concurrent with the release of first quarter earnings, the company has filed a Form 8-K that includes selected operating statistics for the month ended April 30, 2021. Investors may access the Form 8-K on the company’s website, www.nationalmi.com, in the “Investor Relations” section.

EXHIBIT 99.1

	Quarter Ended	Quarter Ended	Quarter Ended	Change (1)	Change (1)
	3/31/2021	12/31/2020	3/31/2020	Q/Q	Y/Y
INSURANCE METRICS ($billions)
Primary Insurance-in-Force	$123.8	$111.3	$98.5	11%	26%
New Insurance Written - NIW
Monthly premium	23.8	17.8	10.5	34%	127%
Single premium	2.6	2.0	0.8	32%	215%
Total	26.4	19.8	11.3	33%	134%

FINANCIAL HIGHLIGHTS ($millions, except per share amounts)
Net Premiums Earned	$105.9	$100.7	$98.7	5%	7%
Insurance Claims and Claim Expenses	5.0	3.5	5.7	40%	(13)%
Underwriting and Operating Expenses	34.1	35.0	32.3	(3)%	6%
Net Income	52.9	48.3	58.3	10%	(9)%
Adjusted Net Income	53.4	50.8	52.7	5%	1%
Cash and Investments	1,947	1,931	1,180	1%	65%
Shareholders' Equity	1,380	1,370	975	1%	42%
Book Value per Share	16.13	16.08	14.15	—%	14%
Loss Ratio	4.7%	3.5%	5.8%
Expense Ratio	32.2%	34.7%	32.7%

(1)    Percentages may not be replicated based on the rounded figures presented in the table.

Conference Call and Webcast Details
The company will hold a conference call, which will be webcast live today, May 4, 2021, at 2:00 p.m. Pacific Time / 5:00 p.m. Eastern Time. The webcast will be available on the company's website, www.nationalmi.com, in the "Investor Relations" section. The conference call can also be accessed by dialing (888) 734-0328 in the U.S., or (914) 495-8578 internationally, and using Conference ID: 1887668 or by referencing NMI Holdings, Inc.

About NMI Holdings, Inc.
NMI Holdings, Inc. (NASDAQ: NMIH), is the parent company of National Mortgage Insurance Corporation (National MI), a U.S.-based, private mortgage insurance company enabling low down payment borrowers to realize home ownership while protecting lenders and investors against losses related to a borrower's default. To learn more, please visit www.nationalmi.com.

Cautionary Note Regarding Forward-Looking Statements
Certain statements contained in this press release or any other written or oral statements made by or on behalf of the Company in connection therewith may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the U.S. Private Securities Litigation Reform Act of 1995 (the "PSLRA"). The PSLRA provides a "safe harbor" for any forward-looking statements. All statements other than statements of historical fact included in or incorporated by reference in this release are forward-looking statements, including any statements about our expectations, outlook, beliefs, plans, predictions, forecasts, objectives, assumptions or future events or performance. These statements are often, but not always, made through the use of words or phrases such as "anticipate," "believe," "can," "could," "may," "predict," "assume," "potential," "should," "will," "estimate," "plan," "project," "continuing," "ongoing," "expect," "intend" and similar words or phrases. All forward-looking statements are only predictions and involve estimates, known and unknown risks, assumptions and uncertainties that may turn out to be inaccurate and could cause actual results to differ materially from those expressed in them. Many risks and uncertainties are inherent in our industry and markets. Others are more specific to our business and operations. Important factors that could cause actual events or results to differ materially from those indicated in such statements include, but are not limited to: uncertainty relating to the COVID-19 pandemic and the measures taken by governmental authorities and other third parties to combat it, including their impact on the global economy, the U.S. housing, real estate, housing finance and mortgage insurance markets, and the Company’s business, operations and personnel, changes in the business practices of

EXHIBIT 99.1
Fannie Mae and Freddie Mac (collectively, the "GSEs"), including decisions that have the impact of decreasing or discontinuing the use of mortgage insurance as credit enhancement generally, or with first time homebuyers or on very high loan-to-value mortgages; our ability to remain an eligible mortgage insurer under the private mortgage insurer eligibility requirements ("PMIERs") and other requirements imposed by the GSEs, which they may change at any time; retention of our existing certificates of authority in each state and the District of Columbia ("D.C.") and our ability to remain a mortgage insurer in good standing in each state and D.C.; our future profitability, liquidity and capital resources; actions of existing competitors, including other private mortgage insurers and government mortgage insurers, such as the Federal Housing Administration, U.S. Department of Agriculture's Rural Housing Service and the U.S. Department of Veterans Affairs, and potential market entry by new competitors or consolidation of existing competitors; developments in the world’s financial and capital markets and our access to such markets, including reinsurance; adoption of new or changes to existing laws and regulations that impact our business or financial condition directly or the mortgage insurance industry generally or their enforcement and implementation by regulators, including the timing and eventual implementation of the final rules concerning "Qualified Mortgage" and “Qualified Residential Mortgage” definitions and the expiration of the “QM Patch” under the Dodd-Frank Act Ability to Repay/Qualified Mortgage rule; legislative or regulatory changes to the GSEs' role in the secondary mortgage market or other changes that could affect the residential mortgage industry generally or mortgage insurance industry in particular; potential future lawsuits, investigations or inquiries or resolution of current lawsuits or inquiries; changes in general economic, market and political conditions and policies, interest rates, inflation and investment results or other conditions that affect the housing market or the markets for home mortgages or mortgage insurance; our ability to successfully execute and implement our capital plans, including our ability to access the capital, credit and reinsurance markets and to enter into, and receive approval of, reinsurance arrangements on terms and conditions that are acceptable to us, the GSEs and our regulators; our ability to implement our business strategy, including our ability to write mortgage insurance on high quality low-down payment residential mortgage loans, implement successfully and on a timely basis, complex infrastructure, systems, procedures, and internal controls to support our business and regulatory and reporting requirements of the insurance industry; our ability to attract and retain a diverse customer base, including the largest mortgage originators; failure of risk management or pricing or investment strategies; emergence of unexpected claim and coverage issues, including claims exceeding our reserves or amounts we had expected to experience; potential adverse impacts arising from natural disasters, including, with respect to affected areas, a decline in new business, adverse effects on home prices, and an increase in notices of default on insured mortgages; the inability of our counterparties, including third party reinsurers, to meet their obligations to us; failure to maintain, improve and continue to develop necessary information technology systems or the failure of technology providers to perform; and, our ability to recruit, train and retain key personnel. These risks and uncertainties also include, but are not limited to, those set forth under the heading "Risk Factors" detailed in Item 1A of Part I of our Annual Report on Form 10-K for the year ended December 31, 2020, as subsequently updated through other reports we file with the SEC. All subsequent written and oral forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these cautionary statements. We caution you not to place undue reliance on any forward-looking statement, which speaks only as of the date on which it is made, and we undertake no obligation to publicly update or revise any forward-looking statement to reflect new information, future events or circumstances that occur after the date on which the statement is made or to reflect the occurrence of unanticipated events except as required by law.

Use of Non-GAAP Financial Measures
We believe the use of the non-GAAP measures of adjusted income before tax, adjusted net income, adjusted diluted EPS, adjusted return-on-equity, adjusted expense ratio and adjusted combined ratio enhances the comparability of our fundamental financial performance between periods, and provides relevant information to investors. These non-GAAP financial measures align with the way the company's business performance is evaluated by management. These measures are not prepared in accordance with GAAP and should not be viewed as alternatives to GAAP measures of performance. These measures have been presented to increase transparency and enhance the comparability of our fundamental operating trends across periods. Other companies may calculate these measures differently; their measures may not be comparable to those we calculate and present.
Adjusted income before tax is defined as GAAP income before tax, excluding the pre-tax effects of the gain or loss related to the change in fair value of our warrant liability, periodic costs incurred in connection with capital markets transactions, net realized gains or losses from our investment portfolio, and discrete, non-recurring and non-operating items in the periods in which such items are incurred.
Adjusted net income is defined as GAAP net income, excluding the after-tax effects of the gain or loss related to the change in fair value of our warrant liability, periodic costs incurred in connection with capital markets transactions, net realized gains or losses from our investment portfolio, and discrete, non-recurring and non-operating items in the periods in which such items are incurred. Adjustments to components of pre-tax income are tax effected using the applicable federal statutory tax rate for the respective periods.

EXHIBIT 99.1
Adjusted diluted EPS is defined as adjusted net income divided by adjusted weighted average diluted shares outstanding. Adjusted weighted average diluted shares outstanding is defined as weighted average diluted shares outstanding, adjusted for changes in the dilutive effect of non-vested shares that would otherwise have occurred had GAAP net income been calculated in accordance with adjusted net income. There will be no adjustment to weighted average diluted shares outstanding in the periods that non-vested shares are anti-dilutive under GAAP.
Adjusted return on equity is calculated by dividing adjusted net income on an annualized basis by the average shareholders' equity for the period.
Adjusted expense ratio is defined as GAAP underwriting and operating expenses, excluding the pre-tax effects of periodic costs incurred in connection with capital markets transactions, divided by net premiums earned.
Adjusted combined ratio is defined as the total of GAAP underwriting and operating expenses, excluding the pre-tax effects of periodic costs incurred in connection with capital markets transactions and insurance claims and claims expenses, divided by net premiums earned.
Although adjusted income before tax, adjusted net income, adjusted diluted EPS, adjusted return-on-equity, adjusted expense ratio and adjusted combined ratio exclude certain items that have occurred in the past and are expected to occur in the future, the excluded items: (1) are not viewed as part of the operating performance of our primary activities; or (2) are impacted by market, economic or regulatory factors and are not necessarily indicative of operating trends, or both. These adjustments, and the reasons for their treatment, are described below.
(1)    Change in fair value of warrant liability. Outstanding warrants at the end of each reporting period are revalued, and any change in fair value is reported in the statement of operations in the period in which the change occurred. The change in fair value of our warrant liability can vary significantly across periods and is influenced principally by equity market and general economic factors that do not impact or reflect our current period operating results. We believe trends in our operating performance can be more clearly identified by excluding fluctuations related to the change in fair value of our warrant liability.
(2)    Capital markets transaction costs. Capital markets transaction costs result from activities that are undertaken to improve our debt profile or enhance our capital position through activities such as debt refinancing and capital markets reinsurance transactions that may vary in their size and timing due to factors such as market opportunities, tax and capital profile, and overall market cycles.
(3)    Net realized investment gains and losses. The recognition of the net realized investment gains or losses can vary significantly across periods as the timing is highly discretionary and is influenced by factors such as market opportunities, tax and capital profile, and overall market cycles that do not reflect our current period operating results.
(4)    Infrequent or unusual non-operating items. Items that are the result of unforeseen or uncommon events, which occur separately from operating earnings and are not expected to recur in the future. Identification and exclusion of these items provides clarity about the impact special or rare occurrences may have on our current financial performance. Past adjustments under this category include the effects of the release of the valuation allowance recorded against our net federal and certain state net deferred tax assets in 2016 and the re-measurement of our net deferred tax assets in connection with tax reform in 2017. We believe such items are non-recurring in nature, are not part of our primary operating activities and do not reflect our current period operating results.
Investor Contact
John M. Swenson
Vice President, Investor Relations and Treasury
john.swenson@nationalmi.com
(510) 788-8417
Press Contact
Mary McGarity
Strategic Vantage Mortgage Public Relations
(203) 513-2721
MaryMcGarity@StrategicVantage.com

EXHIBIT 99.1

Consolidated statements of operations and comprehensive income	For the three months ended March 31,
	2021	2020
Revenues	(In Thousands, except for per share data)
Net premiums earned	$105,879	$98,717
Net investment income	8,814	8,104
Net realized investment losses	—	(72)
Other revenues	501	900
Total revenues	115,194	107,649
Expenses
Insurance claims and claim expenses	4,962	5,697
Underwriting and operating expenses	34,065	32,277
Service expenses	591	734
Interest expense	7,915	2,744
Loss (gain) from change in fair value of warrant liability	205	(5,959)
Total expenses	47,738	35,493

Income before income taxes	67,456	72,156
Income tax expense	14,565	13,885
Net income	$52,891	$58,271

Earnings per share
Basic	$0.62	$0.85
Diluted	$0.61	$0.74

Weighted average common shares outstanding
Basic	85,317	68,563
Diluted	86,487	70,401

Loss ratio (1)	4.7%	5.8%
Expense ratio (2)	32.2%	32.7%
Combined ratio	36.9%	38.5%

Net income	$52,891	$58,271

Other comprehensive loss, net of tax:
Unrealized losses in accumulated other comprehensive loss, net of tax benefit of $11,997 and $3,424 for the quarters ended March 31, 2021 and 2020, respectively	(45,133)	(12,881)
Reclassification adjustment for realized losses included in net income, net of tax benefit of $15 for the quarter ended March 31, 2020	—	57
Other comprehensive loss, net of tax	(45,133)	(12,824)
Comprehensive income	$7,758	$45,447

(1)    Loss ratio is calculated by dividing insurance claims and claim expenses by net premiums earned.
(2)    Expense ratio is calculated by dividing other underwriting and operating expenses by net premiums earned.

EXHIBIT 99.1

Consolidated balance sheets	March 31, 2021	December 31, 2020
Assets	(In Thousands, except for share data)
Fixed maturities, available-for-sale, at fair value (amortized cost of $1,815,190 and $1,730,835 as of March 31, 2021 and December 31, 2020, respectively)	$1,831,511	$1,804,286
Cash and cash equivalents (including restricted cash of $4,868 and $5,555 as of March 31, 2021 and December 31, 2020, respectively)	115,517	126,937
Premiums receivable	52,206	49,779
Accrued investment income	10,495	9,862
Prepaid expenses	4,999	3,292
Deferred policy acquisition costs, net	62,294	62,225
Software and equipment, net	31,298	29,665
Intangible assets and goodwill	3,634	3,634
Prepaid reinsurance premiums	4,842	6,190
Reinsurance recoverable	18,686	17,608
Other assets	52,349	53,188
Total assets	$2,187,831	$2,166,666

Liabilities
Debt	$393,622	$393,301
Unearned premiums	127,407	118,817
Accounts payable and accrued expenses	57,139	61,716
Reserve for insurance claims and claim expenses	96,103	90,567
Reinsurance funds withheld	7,569	8,653
Warrant liability, at fair value	4,239	4,409
Deferred tax liability, net	115,150	112,586
Other liabilities	6,294	7,026
Total liabilities	807,523	797,075

Shareholders' equity
Common stock - class A shares, $0.01 par value; 85,599,908 and 85,163,039 shares issued and outstanding as of March 31, 2021 and December 31, 2020, respectively (250,000,000 shares authorized)	856	852
Additional paid-in capital	940,827	937,872
Accumulated other comprehensive income, net of tax	8,723	53,856
Retained earnings	429,902	377,011
Total shareholders' equity	1,380,308	1,369,591
Total liabilities and shareholders' equity	$2,187,831	$2,166,666

EXHIBIT 99.1

Non-GAAP Financial Measure Reconciliations
	Quarter ended	Quarter ended	Quarter ended
	3/31/2021	12/31/2020	3/31/2020
As Reported	(In Thousands, except for per share data)
Revenues
Net premiums earned	$105,879	$100,709	$98,717
Net investment income	8,814	8,386	8,104
Net realized investment gains (losses)	—	295	(72)
Other revenues	501	513	900
Total revenues	115,194	109,903	107,649
Expenses
Insurance claims and claim expenses	4,962	3,549	5,697
Underwriting and operating expenses	34,065	34,994	32,277
Service expenses	591	459	734
Interest expense	7,915	7,906	2,744
Loss (gain) from change in fair value of warrant liability	205	1,379	(5,959)
Total expenses	47,738	48,287	35,493

Income before income taxes	67,456	61,616	72,156
Income tax expense	14,565	13,348	13,885
Net income	$52,891	$48,268	$58,271

Adjustments:
Net realized investment (gains) losses	—	(295)	72
Loss (gain) from change in fair value of warrant liability	205	1,379	(5,959)
Capital markets transaction costs	378	1,719	474
Adjusted income before taxes	68,039	64,419	66,743

Income tax expense on adjustments	79	299	115
Adjusted net income	$53,395	$50,772	$52,743

Weighted average diluted shares outstanding	86,487	86,250	70,401

Diluted EPS (1)	$0.61	$0.56	$0.74
Adjusted diluted EPS	$0.62	$0.59	$0.75

Return-on-equity	15.4%	14.4%	24.5%
Adjusted return-on-equity	15.5%	15.2%	22.1%

Expense ratio (2)	32.2%	34.7%	32.7%
Adjusted expense ratio (3)	31.8%	33.0%	32.2%

Combined ratio (4)	36.9%	38.3%	38.5%
Adjusted combined ratio (5)	36.5%	36.6%	38.0%

(1)    Diluted net income for the quarter ended March 30, 2020, excludes the impact of the warrant fair value change as it was anti-dilutive. For all other periods presented, diluted net income equals reported net income as the impact of the warrant fair value change was dilutive.
(2)    Expense ratio is calculated by dividing underwriting and operating expenses by net premiums earned.
(3)    Adjusted expense ratio is calculated by dividing adjusted underwriting and operating expense (underwriting and operating expenses excluding costs related to capital markets reinsurance transactions) by net premiums earned.
(4)    Combined ratio is calculated by dividing the total of underwriting and operating expenses and insurance claims and claims expense by net premiums earned.
(5)    Adjusted combined ratio is calculated by dividing the total of adjusted underwriting and operating expenses (underwriting and operating expenses excluding costs related to capital market reinsurance transaction) and insurance claims and claims expense by net premiums earned.

EXHIBIT 99.1

Historical Quarterly Data	2021	2020				2019
	March 31	December 31	September 30	June 30	March 31	December 31
Revenues	(In Thousands, except for per share data)
Net premiums earned	$105,879	$100,709	$98,802	$98,944	$98,717	$95,517
Net investment income	8,814	8,386	8,337	7,070	8,104	7,962
Net realized investment gains (losses)	—	295	(4)	711	(72)	264
Other revenues	501	513	648	1,223	900	1,154
Total revenues	115,194	109,903	107,783	107,948	107,649	104,897
Expenses
Insurance claims and claim expenses	4,962	3,549	15,667	34,334	5,697	4,269
Underwriting and operating expenses	34,065	34,994	33,969	30,370	32,277	31,296
Service expenses	591	459	557	1,090	734	937
Interest expense	7,915	7,906	7,796	5,941	2,744	2,974
Loss (gain) from change in fair value of warrant liability	205	1,379	437	1,236	(5,959)	2,632
Total expenses	47,738	48,287	58,426	72,971	35,493	42,108

Income before income taxes	67,456	61,616	49,357	34,977	72,156	62,789
Income tax expense	14,565	13,348	11,178	8,129	13,885	12,594
Net income	$52,891	$48,268	$38,179	$26,848	$58,271	$50,195

Earnings per share
Basic	$0.62	$0.57	$0.45	$0.36	$0.85	$0.74
Diluted	$0.61	$0.56	$0.45	$0.36	$0.74	$0.71

Weighted average common shares outstanding
Basic	85,317	84,956	84,805	73,617	68,563	68,140
Diluted	86,487	86,250	85,599	74,174	70,401	70,276

Other data
Loss Ratio(1)	4.7%	3.5%	15.9%	34.7%	5.8%	4.5%
Expense Ratio(2)	32.2%	34.7%	34.4%	30.7%	32.7%	32.8%
Combined ratio (3)	36.9%	38.3%	50.2%	65.4%	38.5%	37.2%

(1)    Loss ratio is calculated by dividing insurance claims and claim expenses by net premiums earned.
(2)    Expense ratio is calculated by dividing underwriting and operating expenses by net premiums earned.
(3)    Combined ratio may not foot due to rounding.

EXHIBIT 99.1
Portfolio Statistics
The table below highlights trends in our primary portfolio as of the date and for the periods indicated.

Primary portfolio trends	As of and for the three months ended
	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019
	($ Values In Millions, except as noted below)
New insurance written	$26,397	$19,782	$18,499	$13,124	$11,297	$11,949
New risk written	6,531	4,868	4,577	3,260	2,897	3,082
Insurance in force (IIF) (1)	123,777	111,252	104,494	98,905	98,494	94,754
Risk in force (1)	31,206	28,164	26,568	25,238	25,192	24,173
Policies in force (count) (1)	436,652	399,429	381,899	372,934	376,852	366,039
Average loan size ($ value in thousands) (1)	$283	$279	$274	$265	$261	$259
Coverage percentage (2)	25.2%	25.3%	25.4%	25.5%	25.6%	25.5%
Loans in default (count) (1)	11,090	12,209	13,765	10,816	1,449	1,448
Default rate (1)	2.54%	3.06%	3.60%	2.90%	0.38%	0.40%
Risk in force on defaulted loans (1)	$785	$874	$1,008	$799	$84	$84
Net premium yield (3)	0.36%	0.37%	0.39%	0.40%	0.41%	0.41%
Earnings from cancellations	$9.9	$11.7	$12.6	$15.5	$8.6	$8.0
Annual persistency (4)	51.9%	55.9%	60.0%	64.1%	71.7%	76.8%
Quarterly run-off (5)	12.5%	12.5%	13.1%	12.9%	8.0%	7.7%

(1)    Reported as of the end of the period.
(2)    Calculated as end of period risk-in-force (RIF) divided by end of period IIF.
(3)    Calculated as net premiums earned, divided by average primary IIF for the period, annualized.
(4)    Defined as the percentage of IIF that remains on our books after a given twelve-month period.
(5)    Defined as the percentage of IIF that is no longer on our books after a given three month period.
New Insurance Written (NIW), Insurance in Force (IIF) and Premiums
    The tables below present primary NIW and primary and pool IIF, as of the dates and for the periods indicated.

Primary NIW	Three months ended
	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019
	(In Millions)
Monthly	$23,764	$17,789	$16,516	$11,885	$10,461	$11,085
Single	2,633	1,993	1,983	1,239	836	864
Primary	$26,397	$19,782	$18,499	$13,124	$11,297	$11,949

Primary and pool IIF	As of
	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019
	(In Millions)
Monthly	$106,920	$95,336	$88,584	$82,848	$81,347	$77,097
Single	16,857	15,916	15,910	16,057	17,147	17,657
Primary	123,777	111,252	104,494	98,905	98,494	94,754

Pool	1,642	1,855	2,115	2,340	2,487	2,570
Total	$125,419	$113,107	$106,609	$101,245	$100,981	$97,324

EXHIBIT 99.1

    The following table presents the amounts related to the company's quota-share reinsurance transactions (the 2016 QSR Transaction, 2018 QSR Transaction, 2020 QSR Transaction and 2021 QSR Transaction, and collectively, the QSR Transactions), and Insurance-Linked Note transactions (the 2017 ILN Transaction, 2018 ILN Transaction, 2019 ILN Transaction, 2020-1 ILN Transaction and 2020-2 ILN Transaction, and collectively, the ILN Transactions) for the periods indicated.

	For the three months ended
	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019
	(In Thousands)
The QSR Transactions
Ceded risk-in-force	$6,330,409	$5,543,969	$5,159,061	$4,563,676	$4,843,715	$5,137,249
Ceded premiums earned	(25,747)	(24,161)	(24,517)	(23,210)	(23,011)	(23,673)
Ceded claims and claim expenses	1,180	601	3,200	8,669	1,532	1,030
Ceding commission earned	5,162	4,787	4,798	4,428	4,513	4,691
Profit commission	13,380	13,184	11,034	5,271	12,413	13,314

The ILN Transactions
Ceded premiums	$(9,397)	$(9,422)	$(6,268)	$(3,267)	$(3,872)	$(4,263)

    The tables below present our total primary NIW by FICO, loan-to-value (LTV) ratio, and purchase/refinance mix for the periods indicated.

Primary NIW by FICO	For the three months ended
	March 31, 2021	December 31, 2020	March 31, 2020
	($ In Millions)
>= 760	$12,914	$11,495	$6,290
740-759	5,312	3,387	1,615
720-739	3,963	2,447	1,579
700-719	2,358	1,430	1,038
680-699	1,360	820	565
<=679	490	203	210
Total	$26,397	$19,782	$11,297
Weighted average FICO	755	761	757

Primary NIW by LTV	For the three months ended
	March 31, 2021	December 31, 2020	March 31, 2020
	(In Millions)
95.01% and above	$2,451	$1,877	$721
90.01% to 95.00%	11,051	7,839	5,009
85.01% to 90.00%	7,848	6,239	4,082
85.00% and below	5,047	3,827	1,485
Total	$26,397	$19,782	$11,297
Weighted average LTV	91.0%	90.9%	91.3%

EXHIBIT 99.1

Primary NIW by purchase/refinance mix	For the three months ended
	March 31, 2021	December 31, 2020	March 31, 2020
	(In Millions)
Purchase	$17,909	$13,085	$7,991
Refinance	8,488	6,697	3,306
Total	$26,397	$19,782	$11,297

The table below presents a summary of our primary IIF and RIF by book year as of March 31, 2021.

Primary IIF and RIF	As of March 31, 2021
	IIF	RIF
	(In Millions)
March 31, 2021	$26,296	$6,508
2020	53,650	13,397
2019	20,402	5,342
2018	8,074	2,057
2017	6,700	1,678
2016 and before	8,655	2,224
Total	$123,777	$31,206
    The tables below present our total primary IIF and RIF by FICO and LTV and total primary RIF by loan type as of the dates indicated.

Primary IIF by FICO	As of
	March 31, 2021	December 31, 2020	March 31, 2020
	(In Millions)
>= 760	$63,919	$58,368	$47,340
740-759	20,537	17,442	16,060
720-739	17,167	15,091	14,002
700-719	11,536	10,442	10,518
680-699	7,329	6,777	6,879
<=679	3,289	3,132	3,695
Total	$123,777	$111,252	$98,494

Primary RIF by FICO	As of
	March 31, 2021	December 31, 2020	March 31, 2020
	(In Millions)
>= 760	$15,920	$14,634	$12,076
740-759	5,214	4,449	4,121
720-739	4,378	3,868	3,626
700-719	2,981	2,692	2,696
680-699	1,896	1,748	1,760
<=679	817	773	913
Total	$31,206	$28,164	$25,192

EXHIBIT 99.1

Primary IIF by LTV	As of
	March 31, 2021	December 31, 2020	March 31, 2020
	(In Millions)
95.01% and above	$10,616	$9,129	$8,838
90.01% to 95.00%	54,832	49,898	46,318
85.01% to 90.00%	40,057	36,972	31,729
85.00% and below	18,272	15,253	11,609
Total	$123,777	$111,252	$98,494

Primary RIF by LTV	As of
	March 31, 2021	December 31, 2020	March 31, 2020
	(In Millions)
95.01% and above	$3,106	$2,637	$2,478
90.01% to 95.00%	16,139	14,673	13,587
85.01% to 90.00%	9,818	9,067	7,767
85.00% and below	2,143	1,787	1,360
Total	$31,206	$28,164	$25,192

Primary RIF by Loan Type	As of
	March 31, 2021	December 31, 2020	March 31, 2020

Fixed	99%	99%	98%
Adjustable rate mortgages
Less than five years	—	—	—
Five years and longer	1	1	2
Total	100%	100%	100%

    The table below presents a summary of the change in total primary IIF during the periods indicated.

Primary IIF	For the three months ended
	March 31, 2021	December 31, 2020	March 31, 2020
	(In Millions)
IIF, beginning of period	$111,252	$104,494	$94,754
NIW	26,397	19,782	11,297
Cancellations, principal repayments and other reductions	(13,872)	(13,024)	(7,557)
IIF, end of period	$123,777	$111,252	$98,494

EXHIBIT 99.1
Geographic Dispersion
    The following table shows the distribution by state of our primary RIF as of the periods indicated.

Top 10 primary RIF by state	As of
	March 31, 2021	December 31, 2020	March 31, 2020
California	10.8%	11.2%	11.5%
Texas	9.5	8.8	8.2
Florida	7.9	7.3	5.9
Virginia	5.0	5.1	5.3
Colorado	4.1	4.1	3.6
Maryland	3.8	3.7	3.4
Illinois	3.7	3.8	3.8
Washington	3.5	3.5	3.3
Georgia	3.3	3.2	2.7
Pennsylvania	3.3	3.4	3.7
Total	54.9%	54.1%	51.4%

    The table below presents selected primary portfolio statistics, by book year, as of March 31, 2021.

	As of March 31, 2021
Book year	Original Insurance Written	Remaining Insurance in Force	% Remaining of Original Insurance	Policies Ever in Force	Number of Policies in Force	Number of Loans in Default	# of Claims Paid	Incurred Loss Ratio (Inception to Date) (1)	Cumulative Default Rate (2)	Current default rate (3)
	($ Values in Millions)
2013	$162	$10	6%	655	66	2	1	0.4%	0.5%	3.0%
2014	3,451	414	12%	14,786	2,452	114	48	4.2%	1.1%	4.6%
2015	12,422	2,529	20%	52,548	13,334	541	113	3.2%	1.2%	4.1%
2016	21,187	5,702	27%	83,626	27,332	1,256	122	2.8%	1.6%	4.6%
2017	21,582	6,700	31%	85,897	32,499	1,972	84	4.4%	2.4%	6.1%
2018	27,295	8,074	30%	104,043	38,090	2,679	64	8.5%	2.6%	7.0%
2019	45,141	20,402	45%	148,423	77,278	3,276	9	14.1%	2.2%	4.2%
2020	62,702	53,650	86%	186,174	163,626	1,247	—	8.3%	0.7%	0.8%
2021	26,397	26,296	100%	82,232	81,975	3	—	—%	—%	—%
Total	$220,339	$123,777		758,384	436,652	11,090	441
(1)    Calculated as total claims incurred (paid and reserved) divided by cumulative premiums earned, net of reinsurance.
(2)    Calculated as the sum of the number of claims paid ever to date and number of loans in default divided by policies ever in force.
(3)    Calculated as the number of loans in default divided by number of policies in force.

EXHIBIT 99.1
    The following table provides a reconciliation of the beginning and ending reserve balances for primary insurance claims and claim expenses:

	For the three months ended
	March 31, 2021	March 31, 2020
	(In Thousands)
Beginning balance	$90,567	$23,752
Less reinsurance recoverables (1)	(17,608)	(4,939)
Beginning balance, net of reinsurance recoverables	72,959	18,813

Add claims incurred:
Claims and claim expenses incurred:
Current year (2)	10,557	7,558
Prior years (3)	(5,595)	(1,861)
Total claims and claim expenses incurred	4,962	5,697

Less claims paid:
Claims and claim expenses paid:
Current year (2)	12	—
Prior years (3)	492	1,224
Total claims and claim expenses paid	504	1,224

Reserve at end of period, net of reinsurance recoverables	77,417	23,286
Add reinsurance recoverables (1)	18,686	6,193
Ending balance	$96,103	$29,479

(1)    Related to ceded losses recoverable under the QSR Transactions.
(2)    Related to insured loans with their most recent defaults occurring in the current year. For example, if a loan had defaulted in a prior year and subsequently cured and later re-defaulted in the current year, the default would be included in the current year. Amounts are presented net of reinsurance and included $5.3 million attributed to net case reserves and $5.3 million attributed to net IBNR reserves for the three months ended March 31, 2021 and $6.0 million attributed to net case reserves and $1.6 million attributed to net IBNR reserves for the three months ended March 31, 2020.
(3)    Related to insured loans with defaults occurring in prior years, which have been continuously in default before the start of the current year. Amounts are presented net of reinsurance and included $0.6 million attributed to net case reserves and $5.0 million attributed to net IBNR reserves for the three months ended March 31, 2021 and $0.6 million attributed to net case reserves and $1.3 million attributed to net IBNR reserves for the three months ended March 31, 2020.

    The following table provides a reconciliation of the beginning and ending count of loans in default for the periods indicated.

	For the three months ended
	March 31, 2021	March 31, 2020
Beginning default inventory	12,209	1,448
Plus: new defaults	1,767	512
Less: cures	(2,868)	(475)
Less: claims paid	(16)	(34)
Less: claims denied	(2)	(2)
Ending default inventory	11,090	1,449

EXHIBIT 99.1
    The following table provides details of our claims paid, before giving effect to claims ceded under the QSR Transactions, for the periods indicated.

	For the three months ended
	March 31, 2021	March 31, 2020
	(In Thousands)
Number of claims paid (1)	16	34
Total amount paid for claims	$606	$1,503
Average amount paid per claim	$38	$44
Severity(2)	61%	83%
(1)    Count includes one claim settled without payment for the three months ended March 31, 2021 and 2020.
(2)    Severity represents the total amount of claims paid including claim expenses divided by the related RIF on the loan at the time the claim is perfected, and is calculated including claims settled without payment.
    The following table shows our average reserve per default, before giving effect to reserves ceded under the QSR Transactions, as of the periods indicated.

Average reserve per default:	As of March 31, 2021	As of March 31, 2020
	(In Thousands)
Case (1)	$7.9	$18.6
IBNR (1)(2)	0.8	1.7
Total	$8.7	$21.3
(1)    Defined as the gross reserve per insured loan in default.
(2)    Amount includes claims adjustment expenses.

    The following table provides a comparison of the PMIERs financial requirements as reported by NMIC as of the dates indicated.

	As of
	March 31, 2021	December 31, 2020	March 31, 2020
	(In Thousands)
Available Assets	$1,809,589	$1,750,668	$1,069,695
Risk-Based Required Assets	1,261,015	984,372	912,321